UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2007
S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100717	81-0557245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO	80634 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (970) 506-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On June 20, 2007, Swift & Company (“S&C”), a wholly owned subsidiary of S&C Holdco 3, Inc. (“S&C Holdco 3”), S&C Holdco 3 and Swift Foods Company (“SFC”), the ultimate parent of S&C Holdco 3, issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that S&C is amending and supplementing in certain respects its offer to purchase for cash all of its 12-1/2% Senior Subordinated Notes due January 1, 2010 (CUSIP No. 870700AG6), S&C Holdco 3 is amending and supplementing in certain respects its offer to purchase for cash all of its outstanding 11.00% Senior Notes due 2010 (CUSIP No.78379BAA2), and SFC is amending and supplementing in certain respects its offer to purchase for cash all of its outstanding 10.25% Convertible Senior Subordinated Notes due 2010 (CUSIP No. 87074RAA6). The tender offers and consent solicitations are made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated June 7, 2007, as amended and supplemented by the Supplement and Amendment to Offer to Purchase and Consent Solicitation Statement dated June 19, 2007, and the related Consent and Letter of Transmittal.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 20, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.
By:	/s/ Donald F. Wiseman
Name:	Donald F. Wiseman
Title:	Senior Vice President, General Counsel and Secretary

Date: June 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 20, 2007.